THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

BENDA PHARMACEUTICAL, INC.

Convertible Promissory Note

US $__________	April __, 2007

FOR VALUE RECEIVED, Benda Pharmaceutical, Inc., a Delaware corporation (the “Company”) with its principal executive office at Changjiang Tower, 23rd Floor, No.1 Minquan Road, Wuhan, Hubei province, People’s Republic of China , promises to pay to the order of _________________ (the “Holder”) or registered assigns, the principal amount of ___________________ ($________) (the “Principal Amount”), together with accrued interest on the unpaid Principal Amount from time to time outstanding from the date hereof until the earlier of (i) April __, 2009 (the “Maturity Date”), and (ii) the date the Holder elects to exercise its right to convert this Note, together with accrued and unpaid interest, and other fees and obligations outstanding under this Note (the “Obligations”), in accordance with the provisions hereof; and (iii) April 15, 2007 if the Sibiono Transaction has not closed. This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder. This Note is payable in lawful money of the United States of America and in same day funds, without abatement, reduction, deduction, counterclaim, recoupment, defense or setoff, to Holder at such account as Holder may designate. Interest on the outstanding Principal Amount shall accrue at a rate per annum computed in accordance with Section 1 hereof and shall be payable to the Holder in accordance herewith.

1 Computation of Interest.

A. Base Interest Rate. Subject to subsections 1B below, until such time that the Holder elects to exercise its Conversion Right, the Note shall bear interest at the rate of four percent (4%) per annum calculated on the basis of the actual number of days elapsed and a year of 365 days. Interest shall be payable in cash, semi-annually in arrears, on the last Business Day of each June and December.

B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, or upon the occurrence of an Event of Default (after expiration of any applicable cure periods), the rate of interest applicable to the unpaid Principal Amount shall be adjusted to fifteen percent (15%) per annum (the “Default Rate”), whether by acceleration or otherwise.

2 Covenants of Company

A. Affirmative Covenants. The Company covenants and agrees that, so long as any portion of the Principal Amount, accrued but unpaid interest or other Obligations hereunder remain outstanding, it will comply with its covenants and other obligations under the Investment Agreement and the other Transaction Documents (as defined in the Investment Agreement).

B. Negative Covenants. The Company covenants and agrees that, so long as any portion of the Principal Amount, accrued but unpaid interest or other Obligations hereunder remain outstanding, it will observe the following negative covenants set forth in this Section 2B:

(i) Liquidation, Dissolution. Unless it receives the prior written consent of the Holder, the Company will not liquidate or dissolve;

(ii) Sales of Assets. Unless it receives the prior written consent of the Holder, the Company will not, and will not allow any of its Subsidiaries to sell, transfer, lease or otherwise dispose of all or substantially all of its properties or assets to any person or entity; provided that this clause shall not restrict any disposition made in the ordinary course of business and consisting of

(a) capital goods which are obsolete or have no remaining useful life; or

(b) finished goods inventories;

(iii) Negative Pledge. Unless it receives the prior written consent of the Holder, the Company will not, and will not allow any Subsidiary to, hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets to be owned by the Company, but only on the assets acquired with the proceeds of such indebtedness;

(b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e) judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been stayed; and

(f) present outstanding loans as follows: (i) $2,000,000 RMB bank loan through the Company’s subsidiaries domiciled in the People’s Republic of China (“PRC Subs”); and (ii) the Company is presently negotiating a $10,000,000 RMB bank loan with China Everbright Bank to support the PRC Subs operations which would require securitization of the Company’s and/or PRC Subs assets.

(iv) Senior Indebtedness. The Company hereby agrees that it will not issue any indebtedness with rights that are senior to this Note.

3. Events of Default.

A. Within five (5) business days of the occurrence of any one or more of the following Events of Default (after any applicable cure period), the Company shall give written notice to the Holder of the Event of Default (the “Default Notice”). After receipt of the Default Notice, if such Event of Default shall continue, the Holder may, by written notice (the “Acceleration Notice”) to the Company, declare all the entire outstanding Principal Amount and accrued but unpaid interest, to be immediately due and payable within five (5) Business Days (the “Default Notice Period”). If within the Default Notice Period the Company cures the Event of Default in a manner acceptable to the Holder, the Acceleration Notice will be deemed rescinded and the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.

B. The term “Event of Default” shall mean any of the events set forth in this Section 3B:

(i) Non-Payment of Obligations. The Company shall default in the payment of the outstanding Principal Amount, and accrued but unpaid interest under this Note as and when the same shall become due and payable, whether by acceleration or otherwise, and such default remains uncured for a period of ten (10) days following receipt by the Company of written notice from Holder demanding payment of such amount.

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 2A, which default shall continue uncured for a period of ten (10) days following receipt by the Company of written notice from Holder of the Company’s failure to perform such covenant.

(iii) Failure to Observe Negative Covenants. The Company shall default in the due observance of any negative covenant set forth in Section 2B, which failure can not be cured within ten (10) days following receipt by the Company of written notice from Holder of the Company’s failure to observe such negative covenant.

(iv) Bankruptcy, Insolvency, etc.

(a) a resolution is passed or an order of a court of competent jurisdiction is made that the Company be wound up or dissolved otherwise than for the purposes of, or pursuant to and followed by a consolidation, amalgamation, merger or other corporate reorganization (a “Corporate Transaction”), the terms of which have previously been approved in writing by the Required Holder Majority;

(b) a resolution is passed or an order of a court of competent jurisdiction is made for the winding up or dissolution of any Subsidiary of the Company, except (i) for the purposes of or pursuant to and followed by a Corporate Transaction with or into the Company or any other Subsidiary, (ii) for the purposes of or pursuant to and followed by a Corporate Transaction (other than as described in (i) above) the terms of which shall have previously been approved by the Required Holder Majority, or (iii) by way of a voluntary winding up or dissolution where there are surplus assets in such subsidiary and such surplus assets attributable to the Company and/or any other subsidiary are distributed to the Company and/or any such other subsidiary;

(c) a trustee, receiver, or other custodian is appointed over the whole or a substantial part of the assets or undertaking of the Company or any Subsidiary;

(d) a distress, execution or seizure order before judgment is levied or enforced upon or sued out against the whole or a substantial part of the property of the Company or any Subsidiary (as the case may be) and is not discharged within forty (40) days thereof;

(e) the Company or any Subsidiary is unable to pay its debts as and when they fall due, or the Company or any Subsidiary shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganization or insolvency law or make an assignment for the benefit of, or enter into any composition with, its creditors;

(f) proceedings shall have been initiated against the Company or any Subsidiary under any applicable bankruptcy, reorganization or insolvency law and such proceedings shall not have been discharged or stayed within a period of sixty (60) days;

(g) the Company shall take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

4. Conversion of Note.

A. Conversion Right; Conversion Price. Subject to the terms and conditions hereof, at any time prior to the Maturity Date, while any portion of the Principal Amount is outstanding under this Note, the Holder shall have the right, but not the obligation, to convert the outstanding Principal Amount, together with all accrued but unpaid interest thereon (the “Conversion Right”), into shares of Company Common Stock. The number of shares of Company Common Stock the Holder shall be entitled to receive upon exercise of a Conversion Right shall be the quotient determined by dividing (i) the amount of the Note to be converted as set forth in the “Conversion Notice” (defined below) divided by (ii) the “Conversion Price” of $0.555 (subject to adjustment as set forth in herein).

B. Mechanics of Conversion. In order to exercise its Conversion Right, the Holder shall deliver written notice, in the form attached hereto as Exhibit A (the "Conversion Notice"), of the Holder's election to convert this Note and surrender the Note to the Company. If the Note is converted in part only, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in Principal Amount equal to the unconverted portion of the Principal Amount. On or before the first (1st) Business Day following the date on which the Company has received each of the Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received the Conversion Notice (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Note Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Conversion Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such conversion. In addition, if the Note shall have been converted prior to the effective date of an adjustment to the Conversion Price in accordance herewith, then on or before the third (3rd) Business Day following the effective date of such adjustment the Company shall issue irrevocable instructions to its transfer agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Holder or its respective nominee(s) in accordance with the preceding sentence, for a number of Note Shares equal to the difference between the number of Note Shares that would have been issued based on the EPS Adjusted Conversion Price, and the number of Conversion Shares issued upon earlier Conversion. Upon delivery of the Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Note Shares with respect to which this Note has been converted, irrespective of the date such Note Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Note Shares, as the case may be. No fractional shares of Common Stock are to be issued upon the conversion of this Note, but rather the number of Note Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Note Shares upon any conversion of this Note.

C. Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within the three (3) Business Day time periods set forth in Section 4B above, a certificate for the number of Note Shares to which the Holder is entitled and register such Note Shares on the Company's share register or to credit the Holder's balance account with DTC for such number of Note Shares to which the Holder is entitled, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such Note Shares is not timely effected an amount equal to 2.0% of the product of (A) the sum of the number of Note Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Note Shares on the Company's share register or credit the Holder's balance account with DTC for the number of Note Shares to which the Holder is entitled upon the Holder's conversion hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Note Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Note Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

D. Disputes. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of Note Shares that are not disputed and resolve such dispute in accordance with Section 14.

E. Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to 150% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

F. Adjustment of Conversion Price.

(i) Performance Threshold Adjustments. Pursuant to the Make-Good Agreement (as defined in the Investment Agreement), the Company made covenants with the Buyers (as defined in the Investment Agreement) that Net Income (as defined in the Make Good Agreement) for the fiscal year ending December 31, 2007 ("FY07 Net Income") of the Company would be greater than or equal to $10.0 million (the "Make Good Performance Threshold"), as set forth in the FY07 Financial Statements (as defined in the Make Good Agreement). For purposes of this Note, the Company covenants with Holder that the FY07 Net Income will be greater than or equal to $10 million (the “Note Performance Threshold”). If and to the extent the Note Performance Threshold is not met, then the Conversion Price shall be reduced based on the proportionate increase in the number of shares of Common Stock issued or to be issuable to the Buyers (without taking into account any limitations or qualifications) in satisfaction of the provisions of the Make-Good Agreement.

(ii) Adjustments Identical to Adjustments to Exercise Price in Warrant. If and whenever on or after the date hereof while the Note is outstanding any action is taken that would effect an adjustment to the exercise price or number of shares issuable upon exercise of the Warrant, a similar adjustment shall be made to the Conversion Price as of the same effective date.

5. Rights Upon Distribution of Assets. If the Company shall declare or make any Distribution (as defined in the Warrant), at any time after the issuance of this Note, then the provisions of the Warrant with respect to such Distributions shall likewise apply to this Note, incuding without limitation, an adjustment to the Conversion Price.

6. Purchase Rights; Fundamental Transactions. If the Company shall grant Purchase Rights (as defined in the Warrant) or enters into a Fundamental Transaction (as defined in the Warrant), the provisions of the Warrant with respect to Purchase Rights and Fundamental Transactions shall likewise apply to this Note.

7. Noncircumvention. The noncircumvention provisions of the Warrant shall likewise apply to this Note.

8.  Holder not deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Note, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Note, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Note Shares which such Person is then entitled to receive upon the due conversion of this Note. In addition, nothing contained in this Note shall be construed as imposing any liabilities on the Holder to purchase any securities (upon conversion of this Note or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

9. Reissuance of Notes.

A Transfer of Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the right to the Note being transferred by the Holder and, if less then the entire Note is being transferred, a new Note to the Holder representing the portion of the Note not being transferred.

B Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note in substitution the Note so lost, stolen or mutilated.

C Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal Amount of the old Note (or in the case of a new Note being issued pursuant to Section 9(i), the portion of the Principal Amount designated by the Holder which, when added to the Principal Amount the other new Notes issued in connection with such issuance, does not exceed the aggregate Principal Amount of this Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the date hereof, and (iv) shall have the same rights and conditions as this Note.

10. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f)of the Investment Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holder Majority; provided that no such action may increase the Conversion Price, require a conversion, reduce the time period in which the Note may be converted, or grant prepayment rights to the Company, in any case without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding.

12. Governing Law. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

13. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

14. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Note Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Price or the Note Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Company and approved by the Required Holder Majority or (b) the disputed arithmetic calculation of the Note Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

15. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16. Transfer. This Note may be offered for sale, sold, transferred or assigned without the consent of the Company.

17. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B. Costs and Expenses. Company agrees to pay on demand all costs and expenses, if any, including counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

C. Waiver. Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, Company waives: (a) presentment, notice, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by Holder on which Company may in any way be liable, and hereby ratifies and confirms whatever Holder may do in this regard; (b) all rights to notice and a hearing prior to Holder’s taking possession or control of, or to Holder’s replevy, attachment or levy upon, any property, real or personal, tangible or intangible of Company or any bond or security which might be required by any court prior to allowing Holder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

D. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and the remainder, if any, refunded to the Borrower.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set out above.

BENDA PHARMACEUTICAL, INC.

By:
Name: Yiqing Wan Title: Chief Executive Officer

EXHIBIT A

CONVERSION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT THIS
NOTE INTO COMMON STOCK

BENDA PHARMACEUTICAL, INC.

The undersigned holder hereby exercises the right to convert _____________________of the Note into shares of Common Stock ("Note Shares") of Benda Pharmaceutical, Inc., a Delaware corporation (the "Company"), evidenced by the attached Note (the "Note"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

1. Delivery of Note Shares. The Company shall deliver to the holder __________ Note Shares in accordance with the terms of the Note.

Date: _______________ __, ______

Name of Holder

By:
Name: Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Company, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________from the Company and acknowledged and agreed to by Computershare Trust Company, Inc.

BENDA PHARMACEUTICAL, INC.

By:
Name: Title: